STOCK PURCHASE AGREEMENT               EXHIBIT 10.1

      THIS STOCK PURCHASE AGREEMENT is entered into as of February 26, 1998 by and among Richard Siskind (the "Purchaser"), Stage II Apparel Corp., a New York corporation (the "Company") and Jack Clark ("JC"), Robert Plotkin ("RP") and Steven R. Clark ("SC" and, collectively with JC and RP, the "Sellers").

                                    Recitals

      A. The Sellers own an aggregate of 1,900,000 shares (the "Control Shares") of the Company's common stock, no par value ("SA Common"), representing 48.7% of the outstanding SA Common.

      B. The Purchaser owns a majority of the outstanding capital stock of Shorebreak Group, Inc. ("Shorebreak") and is a party to a Purchase Agreement dated as of December 8, 1997 among the Company, Shorebreak and its shareholders (the "Purchase Agreement"), providing for (a) the Company's acquisition of the outstanding capital stock of Shorebreak in exchange for 4,008,654 shares of SA Common, (b) the Company's repurchase of the Control Shares from the Sellers in consideration for their release from guarantees of the Company's indebtedness to its factor and their receipt of options to purchase a total of 1,500,000 shares of SA Common on the terms set forth in the form of Repurchase Agreement annexed as an exhibit to the Purchase Agreement, (c) the reconstitution of the Company's board of directors (the "Board") with designees of the Seller (the "Board Reconstitution"), (d) the addition of a new management team to the Company headed by the Purchaser (the "Management Realignment") and (e) the arrangement of a new credit facility for the Company by the Purchaser (the "New Credit Facility").

      C. As a result of delays in obtaining regulatory clearance for the Company's proxy statement soliciting shareholder approval of the transactions contemplated by the Purchase Agreement, (a) the parties to the Purchase Agreement have elected to terminate the Purchase Agreement, (b) the Purchaser and the Company have entered into a Management Agreement of even date herewith (the "Management Agreement") to provide for the Board Reconstitution, the Management Realignment, the New Credit Facility and the grant to the Purchaser of the Mirror Options described therein, and (c) the parties hereto are entering into this Agreement to provide for the sale of the Control Shares to the Purchaser on the terms and conditions set forth herein.

      Accordingly, the parties hereto agree as follows:

      1. Sale of Control Shares

         1.1 Purchase and Sale. On the terms and subject to the conditions of this Agreement, at the closing of the transactions contemplated by this Agreement, to be held at the time and place of the closing under the Management Agreement (the "Closing"), the Sellers shall sell and deliver to the Purchaser, and the Purchaser shall purchase from the Sellers, the Control Shares in the following amounts:

                                                           Number of
         Name of Seller                                  Control Shares
         --------------                                  --------------

         Jack Clark.......................................1,225,000
         Robert Plotkin...................................  500,000
         Steven R. Clark..................................  175,000

         1.2 Closing. Subject to the satisfaction or waiver of the conditions set forth in Articles 11 and 12, the Closing shall take place at the offices of counsel to the Purchaser on March 9, 1998 or such other date not later than March 12, 1998 to which the parties may mutually agree (the "Outside Closing Date").

      2. Consideration for Control Shares

      In consideration of the sale, conveyance, transfer and delivery of the Control Shares to the Purchaser and the consummation of the other undertakings and transactions referred to in this Agreement, at the Closing, the Purchaser shall (a) arrange for the release of JC and RP from all obligations under their guarantees of the Company's indebtedness to Milberg Factors, Inc. ("Milberg"), to be evidenced by mutually satisfactory release and discharge instruments executed and delivered by Milberg (the "Milberg Releases"), (b) arrange for the delivery from Milberg to JC of (i) any collateral security for his Guarantee held by Milberg and (ii) termination statements on Form UCC-3 executed by Milberg, terminating its security interest in any collateral security for JC's Guarantee against which any financing statements on Form UCC-1 have been filed by Milberg, and (c) issue to the Sellers options (the "Options") to reacquire a total of 1,500,000 Control Shares (the "Option Shares") on the terms and subject to the conditions set forth in Section 3, to be evidenced by option agreements in substantially the form annexed hereto as Exhibit A (the "Option Agreements").

      3. Option Terms

         3.1 Option Series. The Options shall be allocated among three series (each, an "Option Series"), entitling the Sellers to purchase Options Shares from the Purchaser as follows:

            Shares Subject  Vesting Date--Years   Exercise    Expiration Date--
   Series      To Option       After Closing       Price    Years After Closing
   ------      ---------       -------------       -----    -------------------

      A         500,000             One             $ .50          Five
      B         500,000             Two              1.00           Six
      C         500,000            Three             1.50          Seven


         3.2 Option Allocation. The Options of each Option Series shall be allocated among the Sellers as follows:

                                                            Option Shares
                                                           Subject to Each
         Name of Seller                                     Option Series
         --------------                                     -------------

         Jack Clark.......................................    365,000
         Robert Plotkin...................................    105,000
         Steven R. Clark..................................     30,000

The number of Option Shares subject to the Option Series A of the Option issuable to JC hereunder shall be subject to reduction in the manner and to the extent set forth in the Option Agreement between the Purchaser and JC.

         3.3 Adjustment in Shares. In the event the shares of SA Common, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of capital stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares or otherwise), then there shall be substituted for or added to each Option Share theretofore or thereafter subject to an Option the number and kind of shares of capital stock or other securities into which each outstanding share of SA Common shall be so changed, or for which each such share shall be exchanged, or to which each such share shall be entitled, as the case may be. The price and other terms of outstanding Options shall also be appropriately amended to reflect the foregoing events.

      4. Restrictions on Resale of Control Shares by the Purchaser

         4.1 Control Shares Subject to Options. Until the exercise or expiration of the Options, the Purchaser shall not sell or offer to sell any of the 1,500,000 Control Shares subject to the Options, and he shall hold those Control Shares in reserve for transfer to the Sellers upon exercise of the Options. free and clear of any liens, claims, encumbrances, security interests, options, charges and restrictions of any kind, other than those arising or imposed under this Agreement and the Securities Act of 1933, as amended (the "Securities Act").

         4.2 Other Control Shares. Until the third anniversary of the Closing, the Purchaser shall not offer to sell or sell or transfer any interest in the 400,000 Control Shares not subject to the Options.

      5. Resale of Option Shares and Other Securities by the Sellers

         5.1 Registration of Option Shares. Prior to the first anniversary of the Closing, the Company shall file with the Securities and Exchange Commission a registration statement on Form S-8 (the "Registration Statement") under the Securities Act covering the resale of the Option Shares by the Sellers in accordance with Rule 415 under the Securities Act. The Company will (i) use its best efforts to maintain the effectiveness of the Registration Statement in accordance with the applicable provisions of the Securities Act until the Sellers are entitled to freely transfer all of their Option Shares pursuant to paragraph (k) of Rule 144 under the Securities Act ("Rule 144"), (ii) file any documents required for state securities or "blue sky" clearance in jurisdictions specified in writing by the Sellers and use its best efforts to cause the Option Shares so registered to be and remain qualified thereunder where qualifications are required to permit the public sale thereof and (iii) bear all expenses in connection with the procedures described in this

Section 5.1, other than selling commissions and fees and expenses of counsel or other advisers, if any, to the Principal Shareholders.

         5.2 Right of First Refusal. Each of the Sellers shall give the Company written notice of his intention to sell any of his Options Shares (a "Resale Notice") at least two business days prior to effecting any sale thereof (the "Resale Notice Period"). Each Resale Notice shall (a) set forth the number of Option Shares to be offered for sale (the "Offered Shares"), (b) indicate the proposed manner of sale and (c) offer to sell the Offered Shares to the Company at the closing price of the SA Common on the trading day immediately preceding the date of the Resale Notice (the "Offered Share Price"). Upon receipt of each Resale Notice, the Company (i) shall have the right, but not the obligation, to purchase all or any part of the Offered Shares for cash against delivery at the Offered Share Price at any time prior to the expiration of the Resale Notice Period, and (ii) shall provide a copy of the Resale Notice to the Purchaser, who shall have the right, but not the obligation, to purchase all or any part of the Offered Shares, to the extent not repurchased by the Company hereunder, for cash against delivery at the Offered Share Price at any time prior to the expiration of the Resale Notice Period.

         5.3 Restrictions on Resale of Option Shares by the Sellers. Notwithstanding the registered status of the Option Shares under the Registration Statement, during the periods (each, a "Restriction Period") ending on the second anniversary ("Year 2"), the third anniversary ("Year 3") and the fourth anniversary ("Year 4") of the Closing, the Sellers shall not offer to sell or sell any Option Shares in any three-month period (each, a "Quarter") in excess of the following amounts ("Quarterly Sale Caps"):

                                                  Quarterly Sale Caps
                                          -----------------------------------
      Name of Principal Shareholder       Year 2         Year 3        Year 4
      -----------------------------       ------         ------        ------

      Jack Clark                          50,000         75,000       100,000
      Robert Plotkin                      18,000         20,000        25,000
      Steven R. Clark                      6,000          6,000         8,000

If a Seller sells fewer Options Shares than permitted under the applicable Quarterly Sales Caps in one or more Quarters during a particular Restriction Period, he may add 50% of the unsold amount to the Quarterly Sales Caps in subsequent Quarters during that Restriction Period but not in subsequent Restriction Periods.

         5.4 Other Resale Restrictions. In each Quarter during the 18 months after the Closing, JC and his affiliates shall not offer to sell or sell more than 10,000 shares of SA Common that JC shall continue to own beneficially after giving effect to his sale of Control Shares to the Seller hereunder.

      6. Representations and Warranties of the Purchaser

      The Purchaser hereby represent and warrant to the Sellers as follows:

         6.1 Authority. This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

         6.2 Investment Representations. The Purchaser (a) is an "accredited investor," as defined in Rule 501 under the Securities Act, (b) has received, reviewed and considered all information deemed relevant in making an informed decision about the purchase of the Control Shares, (c) will acquire the Control Shares for investment and with no present intention of distributing or reselling them except in accordance with this Agreement and (d) is aware that the Control Shares (i) will be deemed to be "restricted securities" for purposes of the Securities Act and (ii) may not be sold or otherwise transferred in the absence of an exemption from the registration requirements of the Securities Act and applicable state securities laws or as otherwise contemplated hereby.

      7. Representations and Warranties of the Sellers

      The Sellers hereby represent and warrant to the Purchaser as follows:

         7.1 Authority. This Agreement has been duly executed and delivered by the Sellers and constitutes the legal, valid and binding obligation of the Sellers, enforceable against the Sellers in accordance with its terms.

         7.2 Beneficial Ownership of Control Shares. Each Seller is the lawful beneficial owner of the Control Shares listed opposite his name in Section 1, all of which are registered in his name on the stock records of the Company. As of the date hereof, the Sellers beneficially own no shares of SA Common other than the Control Shares and, with respect to RP, 1,500 shares held by his IRA and 1,000 shares held by his wife, and with respect to JC, 65,755 shares held directly, 400 shares held by his wife, 13,700 shares held by his IRA and 36,619 shares held by the JC Foundation, Inc.

         7.3 Title to Control Shares. Each Seller has good and marketable title to the Control Shares listed opposite his name in Section 1 and has the full right to transfer title to those Control Shares to the Purchaser, free and clear of any liens, claims, encumbrances, security interests, options, charges and restrictions of any kind. Upon delivery to the Purchaser of certificates representing the Control Shares, the Purchaser will acquire good and valid title to the Control Shares, free and clear of any liens, claims, encumbrances, security interests, options, charges and restrictions of any kind, other than restrictions on the resale thereof under Section 4 and the Securities Act. Other than this Agreement, the Control Shares are not subject to any agreement, arrangement, commitment or understanding that could impair the Purchaser's rights thereto, including any restriction relating to the voting, dividend rights or disposition of the Control Shares.

         7.4 Investment Representations. Each Seller (i) is an "accredited investor," as defined in Rule 501 under the Securities Act, (ii) has received, reviewed and considered all information deemed relevant in making an informed decision about the Options, (iii) will acquire Option Shares, if any, for investment and with no present intention of distributing or reselling them except as provided in the Registration Statement and (iv) is aware that the Option Shares (A) will be deemed to be "restricted securities" for purposes of the Securities Act and (B) may not be sold or otherwise transferred in the absence of an exemption from the registration requirements of the Securities Act and applicable state securities laws or as otherwise contemplated by the Registration Statement.

      8. Representations and Warranties of the Company

      The Company hereby represents and warrants to the Purchaser as follows:

         8.1 Subsidiaries: Encumbrance on Subsidiaries Shares. The Company has good and marketable title to all of the outstanding capital stock of each of its subsidiaries, a list of which, with their names, jurisdictions of incorporation and principal places of business is set forth is Schedule 8.1a (the "Subsidiaries"). All of the outstanding capital stock of the Subsidiaries ("Subsidiary Shares") are duly authorized, validly issued, fully paid and non-assessable, have not been pledged, mortgaged or otherwise encumbered in any way and are not subject to any lien, charge, claim, liability, or encumbrance of any nature, except as set forth in Schedule 8.1b. Except as set forth in
Schedule 8.1b, there are no options, warrants, rights of subscription or conversion, calls, commitments, agreements, arrangements, understandings, plans, contracts, proxies, voting trusts, voting agreements or instruments of any kind or character, oral or written, to which the Company or the Subsidiaries is a party, or by which the Company or the Subsidiaries is bound, relating to the issuance, voting or sale of the Subsidiary Shares or any authorized but unissued shares of capital stock of the Subsidiaries or of any securities representing the right to purchase or otherwise receive any such shares of capital stock. The Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of the jurisdictions noted on Schedule 8.1a. The Subsidiaries have the corporate power and authority to carry their businesses as now conducted and to own, lease or operate the properties and assets now used by them in connection therewith. The Subsidiaries are not qualified to transact business in any other jurisdiction other than the jurisdictions listed on
Schedule 8.1a, nor is any Subsidiary required to be so qualified.

         8.2 Status of SA Common. The outstanding shares of SA Common have been duly authorized by all requisite corporate action of the Company and are validly issued, fully paid and nonassessable. The outstanding shares of SA Common and 1,089,298 treasury shares of SA Common are listed on the American Stock Exchange (the "AMEX"). All written communications which the Company has received from the AMEX or sent to the AMEX since January 1, 1997 are listed on Schedule 8.2, and copies of all such communications have been made available to the Purchaser. The Company has not received any written communications from the AMEX, other than may be contained in the communications listed in Schedule 8.2, that would indicate that the listing of the SA Common for trading on the AMEX was in jeopardy in any way. No anti-takeover or similar statute or regulation applies or purports to apply to the transactions contemplated by this Agreement.

         8.3 Legal Proceedings. Except as set forth in Schedule 8.3, neither the Company nor any Subsidiary is a party to any pending litigation, arbitration or administrative proceeding or investigation, and, to the best knowledge of the Company, no such litigation, arbitration or administrative proceeding or investigation that might result in any material and adverse change in the financial condition, business or properties of the Company or the Subsidiaries has been threatened.

         8.4 Liens. There are no liens, mortgages, deeds of trust, claims, charges, security interests or other encumbrances or liabilities of any type whatsoever to which any of the assets of the Company or the Subsidiaries are subject, except as described in Schedule 8.4 or in the financial statements referred to in Section 8.9.

         8.5 Legal Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. The Company has corporate power and authority to carry on its business as now conducted and to own, lease or operate the properties and assets now used by it in connection therewith. The Company is not qualified to transact business in any other jurisdiction, nor is the Company required to be so qualified.

         8.6 Title to Assets. The Company and the Subsidiaries each has good and marketable title to their respective real and personal property reflected in the financial statements referred to in Section 8.9, free and clear of all liens, mortgages, deeds of trust, claims, security interests, liabilities, encumbrances and charges, except (a) as reflected in such financial statements, (b) for liens, encumbrances and charges, if any, that do not materially detract from the value of or interfere with the use of any property subject thereto or affected thereby and (c) as disclosed in Schedule 8.4. Schedule 8.6 contains an accurate list of all leases and other agreements under which the Company or any Subsidiary is lessee of any real or personal property. Each of such leases and agreements is in full force and effect and constitutes the legal, valid and binding obligation of the parties thereto.

         8.7 Trademarks, Trade names; Licenses. The Company and the Subsidiaries own the trademarks, trade names and registrations therefor specified in Schedule 8.7a, and the Company is the licensee of the licenses of the trademarks, trade names and registrations therefor listed on Schedule 8.7b. The Company and the Subsidiaries have not granted, and will not grant prior to the Closing, licenses or other rights to use such trademarks, trade names or registrations. No other trademarks, trade names or registrations are either owned or used by the Company or any Subsidiary. To the best knowledge of the Company, the operations of the Company's and the Subsidiaries' respective businesses do not infringe on the trademarks and trade names of any third party, and no pending or threatened claim has been made that there is any such infringement.

         8.8 Patents, Inventions. The Company and the Subsidiaries own the inventions, letters patent, applications for letters patent and patent license rights specified as belonging to them in Schedule 8.8 and have not granted, and will not grant prior to the Closing, licenses or other rights to use such inventions, letters patent, application for letters patent or patent license rights, except as specified in Schedule 8.8. No other inventions, letters patent, applications for letters patent or patent license rights are owned or used by the Company or any Subsidiary. To the best knowledge of the Company, the operations of the Company's and the Subsidiaries' respective businesses do not infringe on the inventions, letters patent, applications for letters patent or patent license rights of any third party and no pending or threatened claim has been made that there is any such infringement.

         8.9 Financial Statements. The consolidated balance sheet of the Company and the Subsidiaries as at December 31, 1996 and the consolidated statements of income and cash flows for the fiscal year then ended, true, correct and complete copies of which have been furnished to the Purchaser, have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"). The consolidated balance sheet of the Company (the "Company Balance Sheet") and related consolidated statements of income and cash flows of the Company and the Subsidiaries as at and for the nine month period ended September 30, 1997 (collectively, the "Company Financial Statements"), true and correct copies of which have been delivered to the Purchaser, have been prepared in accordance with GAAP. All items included in the inventories reflected in the Company Balance Sheet are owned by the Company or the Subsidiaries, except for items sold in the ordinary course of business since September 30, 1997, and are not subject to any security interest except as described in Schedule 8.4.
Schedule 8.9 contains a list of all prepaid expenses (including pre-paid tickets to sports and entertainment events) showing to whom money was paid and the contract or other obligation pursuant to which it was paid.

         8.10 No Material Adverse Changes. There has been no material adverse change in the consolidated financial position of the Company and the Subsidiaries since September 30, 1997, other than the changes referred to in
Schedule 8.10a. The Company Balance Sheet reflects the liabilities and obligations of the Company and the Subsidiaries, direct and contingent, as at September 30, 1997, and neither the Company nor the Subsidiaries has, as of the date hereof, any material liabilities of any nature whatsoever, direct or contingent, that have not been reflected in the Company Balance Sheet, except such current liabilities as have been incurred since September 30, 1997 in the ordinary course of business and except for possible rejections by customers of manufactured goods (which rejections in the aggregate will not exceed $50,000). A "material adverse change in financial condition" shall mean a decrease in total assets or an increase in total liabilities of greater than 5% of the total assets or total liabilities reflected on the Company Balance Sheet. As of the date of the Company Balance Sheet, there was no asset used by the Company or the Subsidiaries in its operations that has not been reflected thereon, and except as set forth on Schedules 8.10b, no assets have been acquired by the Company or the Subsidiaries since September 30, 1997 except in the ordinary course of business.

         8.11 No Other Business. The Company does not own all or any part of or control, directly or indirectly, any other business, corporation, joint venture, partnership or proprietorship, other than the Subsidiaries.

         8.12 Filing of Governmental Reports. To the best knowledge of the Company, each of the Company and the Subsidiaries has filed all reports and returns required by all governments or governmental agencies and has complied with all applicable material federal, state and local laws, and the Company knows of no claim that the Company or the Subsidiaries has failed to do so.

         8.13 Timely Filing Of All Tax Returns. To the best knowledge of the Company, each of the Company and the Subsidiaries has timely filed all federal and state income tax returns and has filed with all other appropriate governmental agencies all tax, franchise, license, gross receipts and other similar returns and reports required to be filed by the Company or the Subsidiaries, as the case may be. The filing of the federal and New York State tax returns for the taxable year of the Company ended December 31, 1996 are not on extension. The Company has delivered to the Purchaser true and complete copies of the consolidated federal income tax returns filed by the Company (on behalf of itself and the Subsidiaries) for its taxable years ended December 31, 1995 and 1996. All tax liabilities of the Company and the Subsidiaries arising through the end of the taxable period ended September 30, 1997 have been paid or adequately disclosed and reserved for on the Company Balance Sheet except as set forth on Schedule 8.13. Except as set forth on Schedule 8.13, no federal or New York State income tax return of the Company or the Subsidiaries for any year has been or is currently under audit by the Internal Revenue Service or the New York State tax authorities. For purposes of this Section 8.13, the word "timely" shall mean that such returns were filed within the time prescribed by law for the filing thereof, including the time permitted under any applicable extensions.

         8.14 No Breach. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement will not, result in the breach of any term or provision of the certificate of incorporation or bylaws of the Company or any Subsidiary or constitute a material breach of any term or provision of or constitute a default under any law, rule, regulation, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them is bound, and no consent or other approval of any other party is required to be obtained by either the Company or any Subsidiary in connection with the transactions contemplated hereby.

         8.15 Authority. The Company has the full legal right and capacity to execute, deliver and perform this Agreement. No governmental license, permit or authorization, and no registration or filing with any court, governmental authority or regulatory agency, is required in connection with the Company's execution, delivery or performance of this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except to the extent that such enforceability may be limited by general principles of equity or bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally.

         8.16 Minute Books. True and complete copies of the certificate of incorporation and bylaws of the Company and each of the Subsidiaries and all amendments thereto and copies of all minutes of the Company and the Subsidiaries are contained in the minute books that have been made available to the Purchaser for inspection.

         8.17 Contracts. Except as disclosed in Schedule 8.17 or in the other Schedules under this Article 8, neither the Company nor any the Subsidiary is a party to any written:

              (a) employment contract, or contract with any officer, director or consultant;

              (b) contract with any labor union or other labor organization;

              (c) bonus, pension, profit-sharing, retirement, stock purchase, severance, vacation, sick day, hospitalization, insurance or other plan or arrangement providing employee benefits;

              (d) lease with respect to any property, whether as lessor or lessee;

              (e) contract other than purchase orders it issued for apparel or purchase orders it received for the sale of goods, either continuing over a period of more than ninety (90) days from the date hereof or involving at least $10,000;

              (f) contract for borrowed money or guaranties for borrowed money;

              (g) license, sublicense, franchise or royalty agreement;

              (h) distribution, advertising or similar contract;

              (i) contract for the warehousing, storage, handling, shipping, importing, entry or customs clearance of products or supplies; or

              (j) contract or license agreement that cannot be terminated on not more than sixty (60) days' notice and without liability or penalty in excess of $10,000 in the aggregate in connection with all such contracts, except contracts and commitments for the purchase or sale of goods, materials, supplies or services entered into in the ordinary course of business.

         8.18 Enforceability of Contracts. Except as set forth in Schedule 8.18, all agreements, contracts or other instruments of the Company listed or required to be listed in the Schedules under this Article 8 (collectively, the "Company Contracts") are valid, binding and in full force and effect and are enforceable by the Company in accordance with their respective terms. Except as set forth in Schedule

8.18, the Company has performed all material obligations required to be performed by it to date under the Company Contracts and it is not in breach or default in any material respect thereunder (with or without the lapse of time or the giving of notice, or both) nor has any other party to any of the Company Contracts notified the Company of that party's belief that the Company is or is likely to become in breach or default in any material respect thereunder or of the party's intention to accelerate or modify in a manner adverse to the Company any of its obligations or rights thereunder and, to the knowledge of the Company, no other party to any of the Company Contracts is in breach or default in any material respect thereunder (with or without the lapse of time or the giving of notice, or both). The Company has delivered to the Purchaser true and correct copies of all Company Contracts.

         8.19 Oral Agreements. Neither the Company nor any Subsidiary is a party to any oral instruments of the types described in Section 8.17.

         8.20 Certain Actions Not Taken. Except as disclosed in the Company Financial Statements or in the Schedules under this Article 8, since September 30, 1997, neither the Company nor any Subsidiary has:

              (a) issued, purchased or redeemed any stock, bonds or other corporate securities of the Company or any Subsidiary, consummated any merger, business combination , reclassification of its capital stock or other substantial business reorganization, or declared, set aside or paid any dividend or distribution in respect of any shares of capital stock;

              (b) incurred any obligation (absolute or contingent) except current liabilities incurred in the ordinary course of business and obligations under the Company Contracts;

              (c) mortgaged, pledged or knowingly subjected to lien, charge or any other encumbrance, any of its assets, tangible or intangible;

              (d) sold or transferred any of its tangible or intangible assets, except in the ordinary course of business;

              (e) canceled any material debts or claims or waived any material right;

              (f) paid or discharged any liabilities of others;

              (g) sold, assigned or transferred any trademarks, trade names, copyrights, licenses, royalty agreements, patents, patent applications, proprietary registrations, know-how, trade secrets or other intangible assets, or granted any licenses with respect to any of the foregoing, except as disclosed in the Schedules under this Article 3;

              (h) suffered or incurred any extraordinary expenses or losses;

              (i) discharged or satisfied any material lien or encumbrance;

              (j) paid or discharged any material obligation or liability, absolute or contingent, other than (i) obligations and liabilities the payment or discharge of which is reflected in the Company Financial Statements and (ii) current liabilities incurred since September 31, 1997 in the ordinary course of business;

              (k) made any material change in the individual or aggregate compensation in any form payable to any Subsidiary's or the Company's employees, directors, officers and/or consultants, except as set forth on Schedule 8.20;

              (l) entered into any material transaction of any kind except in the ordinary course of business, or entered into any transaction or agreement whatsoever with a party that controls or is under common control with the Company and any Subsidiary, including the Sellers;

              (m) made any material changes in its accounting principles or methods; or

              (n) agreed in writing or, to the best knowledge of the Company, orally to take any of the actions specified in this Section.

         8.21 No Misleading Statements. No representation, warranty, covenant or statement by the Company in this Agreement (including the Schedules) contains or will contain any untrue statement of a material fact, or omits or will omit a material fact, the omission of which will make the statements contained therein materially misleading.

         8.22 Pension Plans and Payments. The Company and the Subsidiaries each has made all payments and performed all material acts, if any, required to be complied with and has complied in all material respects with the applicable provisions, if any, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the related provisions of the Internal Revenue Code of 1966, as amended (the "Code"). Neither the Company nor any Subsidiary has any unfunded liability nor accumulated funding deficiency (within the meaning of ERISA and the Code), whether or not waived, with respect to any employee plan previously maintained by either the Company or any Subsidiary or to which either has previously contributed. All benefits payable under any terminated employee pension benefit plan (as such term is defined in Section 3(2)(A) of ERISA) previously maintained by either the Company or the Subsidiary or to which either has previously contributed have been paid in full, and neither the Company nor any Subsidiary has any unfunded liability in respect of any such plan to the Pension Benefit Guaranty Corporation or to the participants in such plan or to the beneficiaries of such participants. Each such terminated plan was terminated in accordance with the applicable provisions of law and all agreements and contracts relating to any such plan have been terminated without liability to either the Company or the Subsidiary. The Company and the Subsidiaries currently maintain a profit sharing plan for their employees, which plan is qualified under Section 401(k) of the Code. The Company and the Subsidiaries have made all contributions required to be made under their profit-sharing plan and has invested all funds in the profit-sharing plan in accordance with the terms of said plan. During 1997, no contributions were made, or required to be made by the Company or its Subsidiaries to any such plan. Such plan has been administered and operated in accordance with the applicable provisions of ERISA and the Code. The copies of the following delivered to the Purchaser are true and correct copies of (a) the plan document setting forth the terms and conditions of such plan, (b) the trust agreement established under such plan,
(c) any investment or insurance contracts, if any, under such trust, (d) the latest determination letter or an opinion from the Internal Revenue Service as to the qualified status of such plan under the Code and (e) the annual reports on Form 5500 series for the last three completed plan years. All contributions to health plans required to be made by employees of the Company or the Subsidiaries have been paid to the Company or the Subsidiaries or the health plan as required by the policies of the Company or the Subsidiaries.

         8.23 Adequate Insurance Coverage. The Company and the Subsidiaries maintain adequate insurance coverage with respect to their respective properties, including product liability, property damage, workers' compensation and general liability insurance, in respect of liabilities and risks prudently insured against by comparable manufacturing businesses and as may be required pursuant to any franchise, license, agreement or permit to which the Company or any Subsidiary is a party. Schedule 8.23 contains a correct and complete description of all such policies of insurance held by or on behalf of the Company or the Subsidiaries, true and correct copies of which have been delivered to the Purchaser. The policies described in Schedule 8.23 are outstanding and in force as of the date hereof, and there is no default, notice of cancellation or non-renewal with respect to any such policy.

         8.24 Powers Of Attorney. There are no persons, firms, associations, corporations or business organizations holding general or special powers of attorney from either the Company or any Subsidiary.

         8.25 No Finders' Fees Earned. No agent, broker, investment banker, person or firm acting on behalf of the Sellers, the Company, any Subsidiary or any firm or corporation affiliated with them or under their authority is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from the Sellers, the Company, any Subsidiary or any entity affiliated with them in connection with any of the transactions contemplated hereby.

         8.26 Environmental Law Compliance. Except as set forth in as Schedule 8.26, neither the Company nor any Subsidiary is in violation of any statute, code, ordinance, rule, regulation, permit, judgment, order, writ, decree or injunction, as in effect on the date of this Agreement and applicable to their respective businesses and assets and relating to environmental or waste disposal standards or controls, other than violations, if any, which individually or in the aggregate have not had, or, insofar as reasonably can be foreseen, in the future will not have, a material adverse effect on their respective business and assets taken as a whole. To the best knowledge of the Company, and except as set forth in the as Schedule 3.26, no underground storage tanks and no electrical transformers containing PCB have been or are located on any real property owned or leased by the Company or any Subsidiary and, to the best knowledge of the Company, no asbestos construction or insulation materials have been incorporated in or installed at any structure, improvement, fixture, boiler, furnace or distribution system or equipment at any real property owned or leased by the Company or any Subsidiary, nor have any such materials been disposed of on such sites. Except as set forth in as Schedule 8.26, no portion of any real property owned or leased by the Company or any Subsidiary is being used or has been used for the generation, storage, treatment, processing, disposal or other handling of toxic or hazardous substances, materials or wastes (including materials to be recycled, reconditioned or reclaimed) that constitute a "hazardous substance" as defined in Section 101 of the Comprehensive Environmental Response Compensation and Liability Act of 1960, as amended, or that are designated as a "hazardous substance" thereunder, nor are there on the date of this Agreement any toxic or hazardous substances, materials or wastes, buried or located on any real property owned or leased by the Company or any Subsidiary.

         8.27 Governmental Permits. All material governmental licenses, permits, certificates of inspection, other authorizations, filings and registrations which are necessary for the Company or the Subsidiaries to own their respective assets and operate their respective businesses as presently conducted have been obtained by the Company or the Subsidiary, as appropriate, and are in full force and effect in accordance with their respective terms. There is not any proceeding pending to revoke any such license, permit, certificate, authorization, filing or registration.

         8.28 Periodic Reports. The Company is subject to the periodic reporting requirements of section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and except as disclosed in Schedule 8.28 has filed all reports it was required to file with covering the period January 1, 1995 to the present. Except as set forth in Schedule 8.28, such reports were filed by the date each such report was required to be filed, unless an extension in time to file such report was obtained by the timely filing of form 12(b)25 or its equivalent, and in such event, such report was filed within the time permitted by the extension afforded by the filing of that form.

         8.29 Vendor and Customer Contracts. All contracts between the Company or its Subsidiaries, on the one hand, and vendors and customers, on the other hand, for the manufacture and sale of goods scheduled for delivered 1998 are in full force and effect.

      9. Indemnities

         9.1 Survival of Representations. All representations and warranties made by the parties hereto in this Agreement shall survive the Closing until and through the first anniversary of the Closing (the "Survival Date"). The Company shall have the continuing obligation until the Closing promptly to supplement or amend the Schedules hereto delivered by the Company in accordance with Article 8 with respect to any matter hereafter arising or discovered that, if existing or known at he date of this Agreement, would have been required to be set forth or described in such Schedules; provided, however, that no supplement or amendment to those Schedules following the fifth business day after the date of this Agreement shall have any effect for the purpose of determining the satisfaction of the conditions set forth in Section 11.1.

         9.2 Company Indemnity. The Company agrees to indemnify and hold harmless the Purchaser from and against the amount of all losses (exclusive of any losses from declines in the market price of the SA Common), liabilities, claims, damages, costs and expenses, including reasonable attorneys' fees (collectively, "Losses" and individually, a "Loss") that the Purchaser may sustain arising out of any breach by the Company of any of its representations, warranties or covenants in this Agreement or in the Management Agreement, to the extent that such Losses are not covered by insurance; provided however, that the liability of the Company for all breaches of the warranties, representations and covenants hereunder in the aggregate shall be limited to $500,000 and, provided, further, that the Purchaser shall be entitled to assert a claim hereunder only if and to the extent that all Losses incurred by the Purchaser shall in the aggregate exceed $50,000.

         9.3 Notification. The Purchaser shall promptly notify the Company of the existence of any third party claim, demand or other matter to which the indemnification obligations of the Company would apply. The Company shall be entitled, at its expense and with counsel reasonably acceptable to the Purchaser, to assume and conduct the defense of the claim. If the Company does not undertake the defense of the claim, or if it has a conflict of interest with respect to the claim, the Purchaser shall be entitled to retain separate counsel as may be reasonably acceptable to the Company, at the Company's expense, to conduct in such defense. In the event that the Company chooses to assume the defense of such third party claim, the Purchaser and the Company shall mutually and reasonably cooperate in such defense, including any compromise or settlement thereof. In connection therewith, (a) the Purchaser agrees to consent to any compromise or settlement proposed by the Company where (i) the compromise or settlement involves only monetary damages and (ii) the Company agrees to pay the full amount of such monetary damages; and (b) the Company agrees to consent to any compromise or settlement proposed by the Purchaser where either

(i) the compromise or settlement results in no Losses to the Purchaser that are required to be indemnified by the Company or (ii) the Purchaser agrees to bear any and all such Losses.

         9.4 Indemnification Survival Date. Notwithstanding anything contained in this Article 9 to the contrary, except in the case of fraud, the indemnification obligations of the Company with respect to the breach of any representation or warranty contained herein shall terminate on the Survival Date, unless the party seeking indemnification gives written notice to the party obligated to provide indemnification of a claim for indemnification, and the specific nature of such claim, prior to the Survival Date.

         9.5 Seller Indemnity. To the extent that the Company sustains Losses covered by its indemnification under Section 9.2 ("Company Losses"), the Company Losses shall be subject to recoupment, to the extent herein set forth, by the cancellation of a portion of the Options (the "Cancellable Options"). The Cancellable Options shall be limited to Options of each Option Series issued to JC, RP and SC to purchase 36,500 Option Shares, 10,500 Option Shares and 3,000 Option Shares, respectively. For purposes of determining the number of Cancellable Options subject to cancellation hereunder, the value of each Cancellable Option to be applied against the Company Losses shall be the difference between the exercise price thereof and the closing price of the SA Common on the date the Company Losses are sustained.

         9.6 Litigation Indemnity. In the event that the Company sustains litigation judgments or settlement costs (collectively, "Litigation Losses") arising from its pending disputes with Henry Weiner and Unique Sports Generation, Inc. (the "Disputes"), the Sellers shall reimburse the Company on demand for any Litigation Losses in the range between $100,000 and $300,000, provided that the Sellers shall not be responsible for reimbursing the Company for any Litigation Losses resulting from any settlement of Disputes to which they have not consented. The Sellers shall be entitled to participate in any settlement negotiations in connection with the Disputes and shall not unreasonably without or delay their consent to any settlement to a Dispute recommended by the Board.

      10. Conduct of Business Pending Closing

      The Company agrees, from the date of this Agreement to the Closing, and unless otherwise approved in advance in writing by the Purchaser and JC, it will conduct its business in accordance with the provisions of this Article 10.

         10.1 Conduct of Operations. The Company and the Subsidiaries shall conduct their respective operations according to their respective ordinary and usual courses of business and shall maintain their respective records and books of account in a manner that fairly and correctly reflects their respective income, expenses, assets and liabilities in accordance with GAAP.

         10.2 Internal Controls. The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP to maintain accountability for assets, (c) access to assets is permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any difference.

         10.3 Stand Still on Obligations. Since September 30, 1997, the Company and the Subsidiaries have not, and prior to the Closing shall not, (a) pay or incur any material obligation or liability, absolute or contingent, other than current liabilities incurred in the ordinary and usual course of business, (b) incur any indebtedness for borrowed money (except for endorsement, for collection or for deposit, of negotiable instruments received in the ordinary and usual course of business and except for borrowing in the ordinary course of business against the Company's credit line with Milberg (the "Credit Line"), or assume, guarantee, endorse or otherwise as accommodation become responsible for material obligations of any other individual or firm, (c) declare or pay any dividends, make any payment or distribution to shareholders, issue any capital stock or grant options, warrants or rights to purchase any shares of their respective capital stock except on provided in this Agreement, (d) mortgage, pledge or subject to lien or other encumbrances any of their respective properties or assets, (e) pay any loans to or from the Company shareholders, (f) sell or transfer any of their respective properties or assets except in the ordinary and usual course of business or cancel, release or assign any material indebtedness owed to either the Company or the Subsidiaries or any material claims held by either the Company or the Subsidiaries, (g) make any investment of a capital nature either by the purchase of stock or securities (other than securities of the United States federal government), contributions to capital, property transfers or otherwise, or by the purchase of any property or assets of any other individual or firm, (h) make any material change in their respective insurance, advertising or franchise commitments or arrangements, or enter into any contract for the purchase or sale of any materials, products or supplies other than such contracts incurred in the ordinary and usual course of business,
(i) increase in any manner the compensation of any of their respective officers, directors, consultants, shareholders or employees, except or listed on Schedule 8.20, or pay or agree to pay any pension or retirement allowance not required by any existing plan to any of their respective officers or employees, or commit itself to any additional pension, retirement or profit-sharing plan or agreement, other benefit or perquisite or employment agreement with or for the benefit of any officer, director, shareholder, employee or other person or (j) enter into any agreement or transaction whatsoever with a party that controls or is under common control with the Company and the Subsidiaries except or provided in this Agreement.

         10.4 Preservation of Representations. The Company shall not, nor shall it allow the Subsidiaries to, take any action that (a) if taken on or before the date hereof, would make untrue any of the representations and warranties contained in Article 8 or (b) would interfere with the ability of the Purchaser to perform this Agreement.

         10.5 Procuring Approvals. The Company shall use its best efforts to obtain all licenses, consents or other approvals required to be obtained by the Company or the Subsidiaries from any governmental agency or authority or financial institution or other person in connection with the consummation of the transactions contemplated by this Agreement.

         10.6 Preservation of Business and Customer Relations. Except as otherwise requested by the Purchaser, the Company shall use its best efforts to preserve the business of the Company and the Subsidiaries intact and to preserve for the Company the good will of the Company's and the Subsidiaries' customers and suppliers and of others having business relations with the Company and the Subsidiaries. The Company recognizes that the Purchaser has requested that the following actions be taken prior to the Closing: (a) The Company obtain an amendment to its license from Dunlop to provide that (i) its license from Dunlop will be renewed automatically from year to year unless notice is given by the Company that it does not wish to renew, and (ii) the license will be deemed to cover the use of the licensed intellectual property upon tee shirts and upon fleece materials; (b) the Company will renegotiate the employment contracts listed on Schedule 10.7 in a manner satisfactory to the Purchaser; and
(c) the Henry Weiner litigation will have been settled on terms reasonably satisfactory to the Purchaser. The Company shall use its best efforts to accomplish the foregoing requests but shall have no obligation to do so, nor shall any failure to do so give rise to rights of the Purchaser hereunder.

         10.7 Corporate Access. The Company will make its Chief Executive Officer and the Chief Financial Officer reasonably available by telephone or in person, to the Purchaser during normal business hours.

         10.8 Delivery of Periodic Reports. The Company will promptly deliver to the Purchaser upon release or filing, copies of all its press releases, copies of its reports of any nature sent to its shareholders, filings made by it pursuant to section 12 of the Exchange Act and any other filings made by it with the Securities and Exchange Commission (the "SEC") or the AMEX. As soon as practicable after the date hereof, the Company will file with the SEC and mail to its shareholders an Information Statement on Schedule 14F under Section 14(f) of the Exchange Act with respect to the Board Reconstitution (the "Schedule 14F").

         10.9 Maintenance of Exchange Listing. The Company will use its best efforts to maintain the listing of the SA Common on the AMEX and will file, on time, all reports required to be filed with the AMEX, pursuant to section 12 of the Exchange Act.

         10.10 Press Releases. No press release will be released by the Company or its officers, directors or affiliates regarding this Agreement or any related matter without JC and the Purchaser conferring together and obtaining their mutual express consents to the wording of the release.

      11. Conditions to the Purchaser's Obligations

      The obligations of the Purchaser under this Agreement are subject to the conditions set forth in this Article 11, any of which may be waived in writing in whole or in part by the Purchaser.

         11.1 No Material Breaches. There shall not have been any material breach of the representations, warranties, covenants and agreements of the Sellers and the Company contained in this Agreement, the Schedules or the Management Agreement, and all such representations and warranties shall be true at all times on or before the Closing, except to the extent that they are expressly stated to be true as of some other time.

         11.2 Compliance with Entire Agreement. The Sellers and the Company shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them, and the Company shall have entered into the Management Agreement and complied with all agreements and conditions required thereunder to be performed or complied with by it.

         11.3 Certification of Compliance. The Purchaser shall have received a certificate dated the date of the Closing and signed by the Chairman of the Company, certifying that the conditions specified in Sections 11.1 and 11.2 have been fulfilled.

         11.4 Certain Consents Obtained. The Company shall have obtained any required written consents of Milberg and any other third parties whose consent is required to the transactions contemplated by this Agreement or the Management Agreement.

         11.5 Delivery of Control Shares. The Sellers shall have delivered to the Purchaser certificates representing the Control Shares, accompanying by stock powers therefor duly executed by the Sellers.

         11.6 JC Employment Agreement. The Company and JC shall have entered into the employment agreement in the form of Exhibit B.

         11.7 Certification of Corporate Existence. The Purchaser shall have received certified copies of the following documents:

              (a) the certificate of incorporation of the Company and each of the Subsidiaries and all amendments thereto and restatements thereof, certified (with respect to the Company's charter documents) as of a recent date by the Secretary of State of the State of New York;

              (b) copies of the bylaws of the Company and of the Subsidiaries and all amendments thereto and restatements thereof certified as of the date of the Closing by an officer of the Company and the Subsidiaries, respectively; and

              (c) short-form good standing certificates of the Secretary of State of New York certifying as of a recent date that the Company is in good standing under the laws of the State of New York.

         11.8 Board Approval. Prior to the execution hereof, the Board shall have resolved, in full compliance with New York BCL sections 713, 912 and 913 (including the unanimous vote of the disinterested directors) and the provisions of the certificate of incorporation of the Company, that (a) the Company may enter into this Agreement and perform its obligations hereunder, (b) the Purchaser shall not be deemed to be "Interested Shareholders" as defined in
Article 8 of the of the Company's amended and restated certificate of incorporation or New York BCL section 912 and (c) the Board shall not take any action to interfere with or dilute the rights of the Purchaser under the Management Agreement.

         11.9 Opinion of Counsel. The Purchaser shall have received a written opinion of counsel for the Sellers and the Company dated as of the date of Closing and addressed to the Purchaser in the form of Exhibit C.

         11.10 AMEX Consent. Prior to the Closing, the AMEX shall have determined that AMEX Rule 913 shall not be applied to the transactions contemplated hereby or by the Management Agreement.

         11.11 Purchase Orders. Purchase orders granted by or received by the Company shall have been made available to the Purchaser.

         11.12 Foreign Subsidiary Matters. Stage II Apparel Corp. of Hong Kong, Ltd. (a) will have become dormant, (b) will have its assets, including those funds pledged to secure the Credit Line, paid to or returned to the Company and
(c) its debts, including any obligations it has for payments due to or for the direct or indirect benefit of present or former employees of Townsley Apparel Ltd. or Linmark Development settled, paid or set aside for payment.

         11.13 Schedule 14F. The Company shall have arranged for filing the
Schedule 14F with the SEC and mailing the Schedule 14F to its shareholders.

         11.14 Further Assurances. The Sellers shall have delivered to the Purchaser such documents and further assurances as he shall reasonably request to memorialize the transactions contemplated hereby.

      12. Conditions to the Sellers' Obligations

      The obligations of the Sellers under this Agreement are subject to the conditions set forth in this Article 12, any of which may be waived in writing in whole or in part by the Sellers.

         12.1 No Material Breaches. There shall not have been any material breach of the representations, warranties, covenants and agreements of the Purchaser contained in this Agreement or the Management Agreement all such representations and warranties shall be true at all times on or before the Closing, except to the extent that any such representation or warranty is expressly stated to be true as of some other time.

         12.2 Compliance with Entire Agreement. The Purchaser shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by him, including delivery of option agreements pursuant to Section 2, and the Purchaser shall have entered into the Management Agreement and complied with all agreements and conditions required thereunder to be performed or complied with by him.

         12.3 Certification of Compliance. The Sellers shall have received a certificate dated the date of the Closing and signed by the Purchaser, certifying that the conditions specified in Sections 12.1 and 12.2 have been fulfilled.

         12.4 Certain Consents Obtained. The Purchaser shall have obtained any required written consent of any third parties whose consent is required to the transactions contemplated by this Agreement or the Management Agreement.

         11.5 Delivery of Milberg Releases and Option Agreements. Milberg shall have delivered to Milberg Releases to JC and RP, and the Purchaser shall have delivered the Options Agreements to the Sellers, duly executed by the Purchaser, in accordance with Section 2.

         12.6 Further Assurances. The Purchaser shall have delivered to the Company and the Sellers such documents and further assurances as they shall reasonably request to memorialize the transactions contemplated hereby.

      13. Termination

         13.1 Purchaser Termination Event. This Agreement may be terminated by the Purchaser and the transactions contemplated hereby abandoned at any time prior to the Closing if any of the following events (each a "Purchaser Termination Event") shall have occurred:

              (a) The Company or the Sellers shall have failed to satisfy any of the conditions set forth in Sections 11.3 through 11.14 or any of those conditions shall have become incapable of fulfillment and shall not have been waived by the Purchaser; or

              (b) The Company or the Sellers shall have failed to satisfy any of the conditions set forth in Sections 11.1 or 11.2 or any of those conditions shall have become incapable of fulfillment and the failure or nonfulfillment materially reduces the benefits of the transactions contemplated hereby to the Purchaser.

         13.2 Seller Termination Event. This Agreement may be terminated by the Sellers and the transactions contemplated hereby abandoned at any time prior to the Closing if any of the following events (each a "Seller Termination Event") shall have occurred:

              (a) The Purchaser shall have failed to satisfy any of the conditions set forth in Sections 12.3 through 12.6 or any of those conditions shall have become incapable of fulfillment and shall not have been waived by the Sellers; or

              (b) The Purchaser shall have failed to satisfy any of the conditions set forth in Sections 12.1 or 12.2 or any of those conditions shall have become incapable of fulfillment and the failure or nonfulfillment materially reduces the benefits of the transactions contemplated hereby to the Sellers.

         13.3 Other Termination Events. This Agreement may be terminated and the transactions contemplated hereby abandoned by the Purchaser or the Sellers if the Closing does not occur on or prior to the Outside Closing Date, provided that the party seeking termination pursuant to this Section 13.3 is not in breach in any of its material representations, warranties, covenants or agreements contained in this Agreement.

         13.4 Notice of Termination. In the event a party seeks to terminate this Agreement pursuant to this Article 13, written notice thereof shall forthwith be given to the other parties, setting forth in reasonable detail the grounds for termination, whereupon the transactions contemplated by this Agreement shall be terminated, without further action by any party, subject to the provisions of Section 13.5.

         13.5 Effects of Termination. If this Agreement is terminated and the transactions contemplated hereby are abandoned as provided in this Article 13, this Agreement shall become void and of no further force or effect, except that each party shall return all documents and other material received from or on behalf of the other party in connection with the transactions contemplated hereby, whether so obtained before or after the execution hereof. All confidential information received by a party with respect to the business of the other party shall be treated in accordance with the restrictions set forth herein, which shall remain in full force and effect notwithstanding the termination of this Agreement.

      14. Post Closing Matters

         14.1 Standstill Obligations. The Purchaser shall not vote his Control Shares and any other shares of SA Common acquired by him or take any action as a director of the Company to approve a merger of consolidation of the Company with, or a sale of all or substantially all the assets of the Company to any affiliate of the Purchaser (other than a merger, consolidation or sale that does not increase the percentage ownership of the Purchaser in the surviving entity) unless (a) the effective consideration per share of SA Common to be received by other holders of SA Common in the transaction complies in all material respects with any applicable requirements of the law of the State of New York regarding the fairness of transactions between a corporation and any controlling stockholder, and (b) if the transaction is proposed within three years after the Closing, the consideration to be received in the transaction on an equivalent per share basis has a value that is not less than $1.00 per share of SA Common. Notwithstanding the foregoing, this
Section 14.1 shall not apply to any transaction that is approved by holders (other than the Purchaser and his affiliates) of SA Common representing a majority of the SA Common (other than shares held by the Purchaser and his affiliates) voted with respect to the transaction.

         14.2 Access. For a period of two years after the Closing, the Company will make its Chief Executive Officer and its the Chief Financial Officer reasonably available by telephone and in person to the Sellers during normal business hours in New York, New York.

         14.3 Delivery of Documents.. For a period of three years following the Closing, or for such shorter period as the Sellers shall own beneficially more than 1% of the SA Common, the Company will (a) deliver to the Sellers, via two-day courier at the same time sent to any other recipient, copies of all its press releases, reports sent to its shareholders, filings made by it pursuant to section 12 of the Exchange Act with the SEC, the AMEX or any securities exchange on which its securities are listed, (b) use its best efforts to maintain the listing of the SA Common on the AMEX, (c) file, on time, all reports required to be filed with the SEC pursuant to Section 12 of the Exchange Act and (d) give notice to the Sellers, by two-day courier, of the date of each annual meeting of shareholders within three business days after that date is established.

         14.4 No Derogation. No party shall make any utterance to any third party at any time before or after the Closing, or if the transactions do not close, in derogation of any other party to this transaction or regarding any of their affiliates, except to the extent necessary in pleadings actually filed in a court of competent jurisdiction in a proceeding to enforce rights hereunder.

         14.5 Further Instruments. After the Closing, the parties shall execute such further instruments and give each other such further assurances as shall be reasonably requested to carry out the intent of this Agreement.

      15. Miscellaneous

         15.1 Benefit. This Agreement shall be binding upon and shall inure to the benefit of the parties and their successors and assigns or personal representatives.

         15.2 Entire Agreement. This Agreement, including the Schedules and the Exhibits, contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof. There are no representations, promises, warranties, covenants, undertakings or assurances (express or implied) other than those expressly set forth or provided for herein and in the other documents referred to herein. This Agreement may not be modified or amended orally, but only by a writing signed by all the parties hereto.

         15.3 Construction. Whenever the context requires, the gender of all words used in this Agreement includes the masculine, feminine and neuter. Unless otherwise expressly provided herein, all references to Articles, Sections, Schedules or Exhibits refer to articles, sections, schedules or exhibits of or to this Agreement, all of which are hereby incorporated in and made a part of this Agreement as if set forth in full herein. The headings and captions in this Agreement and the Schedules are for convenience and identification only and are in no way intended to define, limit or expand the scope and intent of this Agreement or any provision hereof.

         15.4 Governing Law; Consent to Jurisdiction. This Agreement and all rights and obligations hereunder shall be governed by, and construed in accordance with, the law of the State of New York, applicable to agreements made and to be performed wholly within that State, without regard to the conflicts of laws principles of that State. The parties to this Agreement consent to the jurisdiction of the federal and state courts located in the County of New York, State of New York over the parties hereto and over any disputes arising in connection with this Agreement. Service of process may be made by certified or registered mail, return receipt requested.

         15.5 Expenses. Each party hereto shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby.

         15.6 Assignment. This Agreement may not be assigned by any party without the prior written consent of the other parties.

         15.6 Severability. If any part of this Agreement is held to be unenforceable or invalid under, or in conflict with, the applicable law of any jurisdiction, the unenforceable, invalid or conflicting part shall be narrowed or replaced, to the extent possible, with a judicial construction in such jurisdiction that effectuates the intent of the parties regarding this Agreement and such unenforceable, invalid or conflicting part. Notwithstanding the unenforceability, invalidity or conflict with applicable law of any part of this Agreement, the remaining parts shall be valid, enforceable and binding on the parties.

         15.7 Notices. All notices, requests, consents and demands by the parties hereunder shall be delivered by hand, by recognized national overnight courier or by deposit in the United States mail, postage prepaid, by registered or certified mail, return receipt requested, addressed to the party to be notified at the addresses set forth below:

            (a) if to the Purchaser before or after the Closing or to the Company after the Closing, to:

                  R. Siskind & Company, Inc.
                  1385 Broadway
                  New York, NY 10018
                  Attn: Richard Siskind

         with a copy to:

                  Roper, Barandes & Fertel, PC
                  130 West 42nd St
                  New York, NY 10036
                  Attn:  Barry Fertel, Esq.


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

              (b) if to the Sellers or the Company before the Closing, to:

                  Stage II Apparel Corp.
                  350 Fifth Avenue
                  New York, NY  10118
                  Attn:  Jack Clark

              with a copy to:

                  Stahl and Zelmanovitz
                  430 Park Avenue
                  New York, New York 10022
                  Attn: Douglas Stahl, Esq.

              (b) if to the Sellers after the Closing, to:

Jack Clark                 Robert Plotkin             Steven R. Clark
7601 St. Andrews Road      7878 E. Gainey Ranch Road  c/o Stage II Apparel Corp.
Rancho Sante Fe, CA 92067  Scotsdale, AZ 85258        350 Fifth Avenue
                                                      New York, NY 10118

              with a copy to:

                  Stahl and Zelmanovitz
                  430 Park Avenue
                  New York, New York 10022
                  Attn: Douglas Stahl, Esq.

         15.8 Non-waivers. Neither any failure nor any delay on the part of any party to this Agreement in exercising any right, power or privilege hereunder shall operate as a waiver of any rights of such party, unless such waiver is made by a writing executed by the party and delivered to the other parties hereto, nor shall a single or partial exercise of any right preclude any other or further exercise of any other right, power or privilege accorded to any party hereto.

         15.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original. It shall not be necessary when making proof of this Agreement to account for more than one counterpart.

      IN WITNESS WHEREOF, the Purchaser and the Sellers have executed this Agreement and the Company has caused this Agreement to be executed by a duly authorized officer as of the day and year first above written.



                                    The Purchaser:


                                    /s/ Richard Siskind
                                    -------------------------------------------
                                               Richard Siskind



                                    The Company:

                                    STAGE II APPAREL CORP.


                                    By:/s/ Jack Clark
                                    -------------------------------------------
                                          Jack Clark, Chairman of the Board



                                    The Sellers:


                                    /s/ Jack Clark
                                    -------------------------------------------
                                                 Jack Clark


                                    /s/ Robert Plotkin
                                    -------------------------------------------
                                               Robert Plotkin


                                    /s/ Steven R. Clark
                                    -------------------------------------------
                                               Steven R. Clark


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